FIRST AMENDMENT TO THE

CUSTODY AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature block, to the Custody Agreement, dated as April 17, 2020 (the "Agreement"), is entered into by and among SIREN ETF TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement to add new funds to the series of the Trust listed in Exhibit A; and

WHEREAS, Article 15.02 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

SIREN ETF TRUST			U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Scott Freeze		By:	/s/ Anita Zagrodnik
	Name:	Scott Freeze		Name:	Anita Zagrodnik
	Title:	CIO		Title:	Senior Vice President
	Date:	10/15/2020		Date:	10/15/2020

Exhibit A to the to the Custody Agreement

Separate Series of Siren ETF Trust

Name of Series

Siren Large Cap Blend Index ETF

Siren DIVCON Leaders Dividend ETF

Siren Nasdaq NexGen Economy ETF

Siren DIVCON Dividend Defender ETF

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